                                                                    Exhibit 10.2

                              OPTION AGREEMENT

     THIS OPTION AGREEMENT (the "Option Agreement"), is made this 20th day of January, 1998, by and between AEROSPACE METALS, INC., a Connecticut corporation ("Owner"), and AMI ACQUISITION CO., a Delaware corporation ("Optionee").

                              R E C I T A L S:

     A. Owner holds fee simple title to that certain parcel of land more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights, privileges, easements and appurtenances belonging thereto, and all right, title and interest of Owner in and to any streets, passages and other rights-of-way included therein or adjacent thereto (the "Land"), and together with the buildings and improvements situated thereon, if any, (the "Improvements," with the Improvements and the Land being hereinafter referred to collectively as the "Property") and commonly known as 500 Flatbush Avenue, Hartford, Connecticut.

     B. Pursuant to Section 7.16 of that certain Asset Purchase Agreement by and between the Owner, Aerospace Parts Security, Inc., a Connecticut corporation, The Suisman Titanium Corporation, a Connecticut corporation, Michael Suisman, Metal Management, Inc., a Delaware corporation, and the Optionee dated of even date herewith (the "Asset Purchase Agreement"), Owner has agreed to grant to Optionee an option to purchase the Property.

     C. Owner has leased the Property to Optionee under a triple net lease (the "Lease") for a ten (10) year term, with certain renewal options as set forth therein.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

     1. GRANT OF OPTION. Upon and subject to the terms, covenants and provisions of this Option Agreement, Owner hereby grants, gives, sells and conveys to Optionee the exclusive option (the "Option") to purchase fee simple title to the Property at a price (the "Purchase Price") equal to the greater of
(i) the Property's Fair Market Value (as hereinafter defined and established), less (w) the net book value of any leasehold improvements made to the Property by the Optionee as reflected on Optionee's books and records and (x) the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) for maintaining the interceptor trenches and collection sumps located at the Property, or (ii) Four Million Nine Hundred Thousand and No/100 Dollars ($4,900,000.00), less (y) the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) for maintaining the interceptor trenches and collection sumps located at the Property and (z) the amount of any condemnation proceeds received by Owner during the Term and prior to receipt of the Exercise Notice (as hereinafter defined), in accordance with the terms and conditions set forth in that certain Sale and Purchase Agreement attached hereto as Exhibit B ("Purchase Contract") and subject to only those title exceptions listed on Exhibit C attached hereto and incorporated hereby (the "Permitted Exceptions"). The "Fair Market Value" of the

Property shall be defined as the most probable price, as of a specified date, in cash, or in terms equivalent to cash, for which the fee simple for the Property should sell after reasonable exposure in a competitive market under all conditions requisite to fair sale, with the Owner and Optionee each acting prudently, knowledgeably, and for self interest, and assuming that neither is under undue duress. Fair Market Value shall be determined (i) without regard to the existence of the Lease or this Option Agreement, and (ii) without regard to the existence of any eminent domain or condemnation proceedings then pending for the taking of all or any part of the Property. The Fair Market Value of the Property may be established only by means of a full scope appraisal report rendered by a qualified real estate appraiser who shall be independent, familiar with land and building values in the immediate geographic area of the Property, experienced in making real estate appraisals of property of this type, of good business reputation, and a M.A.I. member (any appraisal and appraiser meeting such requirements and qualifications shall be respectively referred to herein as a "Qualified Appraisal" and a "Qualified Appraiser").

     To establish the Fair Market Value to be used in calculating the Purchase Price, Optionee shall submit to Owner a Qualified Appraisal of the Property dated within thirty (30) days of the Exercise Date from a Qualified Appraiser (hereinafter referred to respectively as "Optionee's Appraisal" and "Optionee's Appraiser"). For a period of thirty (30) days after receipt of Optionee's Appraisal, Owner shall have the right to accept or reject Optionee's Appraisal in accordance with the notice provisions set forth herein. If Owner finds Optionee's Appraisal acceptable or fails to reject Optionee's Appraisal within said thirty (30) day period or fails to submit Owner's Appraisal (as hereinafter defined) within forty-five (45) days of the date of the receipt of Optionee's Appraisal, the Fair Market Value as determined by Optionee's Appraisal shall be used in calculating the Purchase Price. If Owner rejects Optionee's Appraisal within said thirty (30) day period, Owner shall, at Owner's sole cost and expense and within forty-five (45) days of the date of the receipt of Optionee's Appraisal, cause a Qualified Appraiser to render a Qualified Appraisal of the Property as of the Exercise Date and submit a copy of the same to Optionee (hereinafter referred to respectively as "Owner's Appraisal" and "Owner's Appraiser"). If the Fair Market Value indicated by Optionee's Appraisal and Owner's Appraisal varies by ten percent (10%) or less, the Fair Market Value used in calculating the Purchase Price shall be determined by adding the Fair Market Value of Owner's Appraisal and Optionee's Appraisal together and dividing the total by two (2). If the Fair Market Value indicated by Owner's Appraisal and Optionee's Appraisal varies by more than ten percent (10%), Owner's Appraiser and Optionee's Appraiser shall select a third Qualified Appraiser ("Third Appraiser"). The Third Appraiser shall then conduct and render its own independently prepared Qualified Appraisal of the Property as of the Exercise Date ("Third Appraisal") and submit a copy of the same to Owner and Optionee. The Fair Market Value as determined by the Third Appraisal shall then be used in calculating the Purchase Price. The cost of the Third Appraisal shall be divided equally between Owner and Optionee.

     2. TERM OF OPTION. The term of the Option (the "Term") shall commence on the date hereof ("Commencement Date") and shall expire at 5:00 p.m. (Connecticut time) on the fifth (5th) anniversary date of the date hereof (the "Expiration Date"); provided, however, that if (i) Optionee has not received the Remediation Certification (as hereinafter defined) on or before the



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fourth (4th) anniversary date of the date hereof, (ii) if within the thirty
(30) day period prior to and including the Expiration Date (including any extensions for delays in Optionee receiving the Remediation Certification) there is or has been any litigation or proceeding pending, including any appeal periods therefrom (the "Litigation") against Owner, the Property or Optionee with respect to any environmental matters relating to or arising from the Property, including, without limitation, any remedial action taken with respect thereto, or any personal injury or property damage arising out of or related to environmental conditions thereon, or (iii) after the Remediation Certification has been received by Optionee, an Environmental Condition is discovered with respect to the Property which is the responsibility of Owner pursuant to the Asset Purchase Agreement (a "Subsequent Condition"), then the Expiration Date shall automatically be extended until one (1) year after the date which is the later of: (i) the date upon which the Remediation Certification is received by the Optionee, (ii) the date upon which all Litigation has concluded, and all applicable appeal periods therefrom have expired and evidence thereof has been delivered to Optionee, or (iii) the date upon which the Subsequent Condition is remediated by Owner. In addition to the foregoing, if any action, suit or proceeding is pending to condemn or take all or any part of the Property under power of eminent domain on a scheduled Expiration Date, such Expiration Date shall automatically be extended to the date which is thirty (30) days after the date upon which the condemnation award judgment is final and non-appealable and evidence thereof has been delivered to Optionee. Notwithstanding any extensions of the Expiration Date as set forth above, in no event will the term of the Option extend beyond two hundred ninety-nine (299) months from the date hereof.

     3. EXERCISE OF OPTION. Optionee may exercise the Option only from and after the earlier to occur of the (i) fourth anniversary date of the date hereof or (ii) date the Optionee receives a certification (the "Remediation Certification") from the Commissioner of Environmental Protection for the State of Connecticut (or a licensed environmental professional if permitted in accordance with the terms of the Asset Purchase Agreement) approving Owner's completion of its environmental remediation obligations pursuant to the Asset Purchase Agreement, and on or before the expiration of the Term by delivery of written notice (the "Exercise Notice") to Owner of Optionee's intent to exercise the Option in accordance with the notice provisions set forth herein, together with two (2) copies of the Purchase Contract dated the date of the Exercise Notice and executed by Optionee (the date of the Exercise Notice being referred to herein as the "Exercise Date"). Within seven (7) days after Owner's receipt of the Exercise Notice, Owner shall execute and return to Optionee one
(1) copy of the Purchase Contract. If Optionee does not give the Exercise Notice on or before the end of the Term, the Option shall automatically terminate and Optionee shall have no further rights with respect to the purchase of the Property.

     4. FIRE DAMAGE AND CONDEMNATION.

        (a) In the event Optionee shall elect to exercise the Option after all or any portion of the Property shall have been damaged or destroyed by fire or other casualty and prior to the completion of the repairs and restoration of the Property, Optionee shall receive a credit at the Closing (as defined in the Purchase Contract) against the Purchase

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     Price in the amount of the deductible under the insurance policy maintained by or caused to be maintained for the benefit of Owner and Owner shall pay over or assign to Optionee all insurance proceeds recovered or recoverable on account of such damage or destruction and shall execute and deliver to Optionee such other and further documents as Optionee may reasonably request to perfect its interest in and to collect such proceeds.

        (b) In the event that prior to the end of the Term, written notice shall be received by Owner of any action, suit or proceeding to condemn or take all or any part of the Property under the power of eminent domain, Owner shall promptly send written notice thereof to Optionee. If the Exercise Notice is given at the time an eminent domain or condemnation action is pending, then, at Closing under the Purchase Contract either:

           (1) in the event that such condemnation or sale in lieu of condemnation has been concluded prior to Closing, (i) the net proceeds of such partial condemnation or sale in lieu of condemnation (i.e. the entire award made in favor of Owner for the portion of the Property so taken or sold), shall be retained by Owner and Optionee shall receive a credit at closing against the Purchase Price in the amount of such entire award, and (ii) the portions of the Property so taken or sold shall not be subject to this Option Agreement; or

           (2) in the event that such condemnation or sale in lieu of condemnation has not been concluded prior to Closing, (i) Owner shall at the Closing, assign to Optionee all of Owner's rights to the condemnation proceeds, and (ii) the portion of the Property subject to the condemnation or sale in lieu thereof shall be conveyed to Optionee at the Closing.

     5. OWNER'S REPRESENTATIONS AND WARRANTIES. As of the date hereof; Owner hereby represents and warrants as follows:

        (a) Subject to the Permitted Exceptions, Owner is the legal fee simple titleholder of, and has good, marketable and insurable (at normal rates) title to, the Property. Upon exercise of the Option and on or before the Closing, Owner, at its sole cost and expense, will have obtained all required consents, releases and permissions, if any, in order to convey to Optionee good and marketable title to the Property subject only to the Permitted Exceptions.

        (b) Neither the terms of this Option Agreement or of the Purchase Contract, nor anything provided to be done hereunder or thereunder, including, but not limited to, the conveyance and transfer of the Property, will violate any government regulation, contract, agreement or instrument to which Owner is subject or a party to and/or which would affect the transfer contemplated hereunder.

        (c) Except as disclosed in the Asset Purchase Agreement, Owner is not in default of any obligations or liabilities pertaining to the Property that would transfer to

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     or affect Optionee or the Property, and to the best of Owner's knowledge, there is no state of facts, circumstances, conditions or events which with the giving of notice or lapse of time, or both, would constitute or result in any such default.

        (d) Except as disclosed in the Asset Purchase Agreement, there is no litigation or proceeding by third parties against Owner or the Property which may affect the Property, including, but not limited to, pending or threatened condemnation proceedings or proceedings alleging the violation of any environmental, health or safety law, rule, regulation, ordinance, statute, administrative and court rulings and orders, or codes (collectively, "Laws"), whether pending or threatened.

        (e) Except as disclosed in the Asset Purchase Agreement, Owner has not received Notice (as defined below) of any violation of any Laws, including, but not limited to, zoning, building, environmental protection, safety, fire or health codes relating to the Property that has not been corrected.

        (f) as disclosed in the Asset Purchase Agreement, to the best of Owner's knowledge, Owner is not in violation of any Laws relating to the Property and, to the best of Owner's knowledge, there is no state of facts which might give rise to such a violation.

        (g) Except as disclosed in the Asset Purchase Agreement, there is no lien, encumbrance or preferential arrangement of any kind in favor of any governmental entity in connection with the Property for: (i) any liability under federal, state or local environmental Laws; or (ii) damages arising from, or costs incurred by such governmental entity in response to, a release or threatened release of any hazardous or toxic substance or other contaminant onto the Property.

        (h) Except for items listed in the Permitted Exceptions, and the Lease by and between the Owner and the Optionee, there are no written or oral contracts, management agreements, leasing agreements, repair or service agreements, employment agreements, union agreements, insurance policies, easements, rights, privileges, licenses or options to purchase affecting the Property (collectively, the "Contracts").

        (i) There is no pending special assessment or, to the best of Owner's knowledge, any proposed special assessment that affects, or may affect, the Property or any portion thereof.

        (j) The Property has access to a publicly dedicated street.

        (k) The Improvements do not unlawfully encroach over lot lines, building lines, easements or rights of way and there are no encroachments from improvements on adjoining properties onto the Land which materially adversely affect Optionee's use of the Property.

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        (l) No consent to the execution, delivery and performance of this
     Option Agreement is required from any creditor, investor, judicial or administrative body, governmental authority or other person. Neither the execution of this Option Agreement nor the consummation of the transactions contemplated hereby will violate any restriction, court order or agreement to which Owner or the Property is subject.

        (m) Seller is a corporation, duly organized and validly existing under the laws of the State of Connecticut and duly qualified to transact business in the State of Connecticut. The execution and delivery of this Option Agreement by the signatories hereto on behalf of Owner and the performance of this Option Agreement by Owner have been duly authorized.

     For purposes of this Option Agreement, "Notice" shall mean any and all oral and/or written notice received by Owner or its officers, employees, agents or attorneys or by their partners or affiliates ("Owner's Parties") and "to the best of Owner's knowledge" shall be deemed to include the knowledge of the Owner and any of Owner's Parties.

     Owner shall promptly notify Optionee of the occurrence of any event or condition that would make the foregoing representations and warranties untrue, incomplete or inaccurate. To the extent Owner does not give Optionee such notice, Owner shall be deemed to have remade such representations and warranties as of the Exercise Date and at Closing. All representations and warranties contained herein shall survive the execution of the Purchase Contract and the Closing thereunder and shall not merge with the Purchase Contract or deed.

     6. OPTIONEE'S REPRESENTATIONS AND WARRANTIES. Optionee hereby represents and warrants as follows:

        (a) Optionee is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and Optionee has all necessary authority to enter into this Option Agreement and to consummate the transactions provided for herein.

        (b) Neither the terms of this Option Agreement nor the consummation of the transactions provided for herein will violate any contract, agreement or instrument to which Optionee is a party or any law or regulation that applies to Optionee or to the conduct of its business.

     7. OWNER'S COVENANTS. Owner hereby covenants and agrees that during the Term and, unless otherwise indicated, at all times prior to Closing:

        (a) Owner shall not commit, approve, or consent to any Unpermitted Transfer (as hereinafter defined) without the prior written consent of Optionee. Any Unpermitted Transfer which is effected without the prior written consent of Optionee shall be void, invalid and of no force or effect against Optionee or Optionee's rights hereunder in the

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Property. As used herein, an "Unpermitted Transfer" shall include, without limitation, any of the following (or the execution or acquiescence by Owner of any agreement which would have the effect of causing or resulting in any of the following):

        (i) any lease affecting all or any portion of the Property other than the Lease;

        (ii) any grant, sale, transfer or other conveyance of all or any portion of or interest in the Property unless the deed or other instrument of conveyance expressly states that the grantee or transferee and its heirs, representatives, successors and assigns take subject to the rights and interest of Optionee hereunder, including, without limitation, Optionee's right to purchase the Property;

        (iii) any mortgage, lien or other encumbrance of all or any portion of the Property, unless such mortgage, lien or encumbrance expressly states, without reservation, that it is in all respects subordinate and subject to the interest of Optionee hereunder, including, without limitation, Optionee's right to purchase the Property and provided that such mortgage, lien or encumbrance does not, by itself or in the aggregate with any other mortgage, lien, or encumbrance on the Property, secure obligations at any time in excess of Four Million Nine Hundred Thousand and NO/100 Dollars ($4,900,000.00);

        (iv) any contract or other agreement pursuant to which any party may obtain lien rights affecting all or any portion of the Property, unless the lien rights that may arise from such contract or other agreement are by law subordinate and subject to the interest of Optionee hereunder, including, without limitation, Optionee's right to purchase the Property;

        (v) any zoning change, annexation or subdivision of all or any portion of the Property; or

        (vi) any other act or omission affecting the Property which would diminish or otherwise adversely affect Optionee's rights or interest under this Option Agreement or which might prevent Owner's full performance of its obligations hereunder or under the Purchase Contract.

     (b) Owner shall from and after the date of this Option Agreement, promptly give to Optionee copies of any Notices Owner receives with respect to any zoning, building, environmental protection, safety, fire or health code violations relating to the Property.

     (c) Seller shall not default in respect to any of its obligations or liabilities pertaining to the Property.

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

     8. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally by a commercial messenger delivery service with verification of delivery, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid,
(c) one business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service,
(d) on the date of delivery if delivered by facsimile and electronically confirmed before 5:00 p.m. (local time) on any business day, or (e) on the next business day if delivered by facsimile and electronically confirmed either after 5:00 p.m. (local time) or on a non-business day, in each case addressed as follows:

     If to Owner:

            Aerospace Metals, Inc.
            c/o Michael Suisman
            48 Orchard Road
            West Hartford, Connecticut 06117
            Telecopy: (860) 521-9212

     with a copy to:

            Mr. Dwight Johnson
            Murtha, Cullina, Richter & Pinney
            Cityplace I
            185 Asylum Street
            Hartford, Connecticut 06103-3469

     If to Optionee:

            AMI Acquisition Co.
            c/o Metal Management, Inc.
            500 North Dearborn Street
            Suite 405
            Chicago, Illinois 60610
            Attention: Chief Executive Officer
            Telecopy: (312) 645-0714
     with a copy to:

            Shefsky & Froelich, Ltd.
            444 North Michigan Avenue
            Chicago, Illinois 60611
            Attention: Erhard R. Chorle
            Telecopy: (312) 527-5921

or to such other address or addressee as may hereafter be specified by notice given by any of the above to the others.

     9. COVENANTS RUNNING WITH THE LAND; SPECIFIC PERFORMANCE. The covenants and agreements of Owner under this Option Agreement are intended to be and shall be covenants running with the land with respect to the Property and shall be binding upon Owner and Owner's successors and assigns. This Option Agreement and the Purchase Contract to be entered into pursuant hereto shall be specifically enforceable by Optionee and by Optionee's successors and assigns.

     10. Brokers. Owner and Optionee hereby represent and warrant to each other that the party making such representation and warranty has not dealt with any broker, finder or any other similar person in connection with the grant of this Option or the sale of the Property to Optionee. Owner and Optionee hereby save, defend, indemnify and hold harmless the other party from and against any claims, harm, loss, costs, expenses (including, without limitation, reasonable attorneys' fees), damages and awards arising out of or in any way connected to a breach of such warranty and representation. Notwithstanding anything to the contrary contained in this Option Agreement, this indemnification shall survive the closing under the Purchase Contract.

     11. RECORDING. The parties hereby agree that a fully executed and acknowledged memorandum of this Option Agreement in the form attached hereto as Exhibit "D" shall be recorded by Optionee at its sole expense with the Town Clerk of the City of Hartford. In the event that the Option shall expire and Optionee shall not have acquired the Property pursuant hereto, then Optionee shall, upon the written request of Owner, promptly execute, acknowledge and deliver to Owner (and the other owners of title, if any) a recordable quitclaim deed to the Property or any other instrument reasonably requested by Owner for the release of said recorded document and otherwise indicating the expiration of Optionee's rights hereunder and with respect to the Property.

     12. PRESS RELEASES; CONFIDENTIALITY. Prior to the Exercise Date, neither party will issue any press release regarding the Option Agreement except as required by securities laws, rules or regulations or by applicable exchange rules. After Optionee has acquired the Property (subject however to securities laws, rules or regulations or applicable exchange rules which may require earlier disclosure), Optionee shall have the sole and exclusive right (as between Owner and Optionee) to convey any and all information to the media and the business community concerning Optionee's execution of this Option Agreement, potential purchase of the Property, size of Property or proposed building, location of the Property and the individuals or entities involved, whether in the form of conducting informal or formal discussions, making press releases, direct mail or other broadly-distributed announcements regarding discussions, negotiations, lease signings, occupancy, contact with print or broadcast reporters, paid advertising, or any subsequent agreements between Optionee and Owner.

     13. TIME. Time shall be of the essence of this Option Agreement. If the performance of any obligation required hereunder or the last day of any time period determined in accordance with the terms and provisions of this Option Agreement is to occur on a Saturday, Sunday or legal holiday under the laws of the State of Connecticut, then the day on which the performance of any such obligation is to occur or the last day of any such time period, as the case may be, shall be extended to the next succeeding business day.

     14. ENTIRE AGREEMENT. This Option Agreement, including the attached exhibits, embodies the entire agreement and understanding of the parties with respect to the purchase of the Property and may not be changed, altered or modified except by an instrument in writing signed by the party against whom the enforcement of any such change, alteration or modification is sought.

     15. GOVERNING LAW. This Option Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.

     16. HEADINGS. The subject headings of the paragraphs in this Option Agreement are for convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

     17. CONSTRUCTION. This Option Agreement shall not be construed more strictly against one party hereto than against the other party merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties. It is understood and recognized that both parties have contributed substantially and materially to the preparation of this Option Agreement. In the event a conflict arises between the terms of this Option Agreement and the terms of the Purchase Contract after the Purchase Contract has been executed by both Owner and Optionee, then the terms of the Purchase Contract shall control for the sole purpose of resolving such conflict.

     18. COUNTERPARTS. This Option Agreement may be executed in any number of counterparts, any or all of which may contain the signature of only one of the parties, and all of which shall be construed together as a single instrument.

     19. SEVERABILITY. In the event any of the covenants, agreements, terms or provisions contained in this Option Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms and provisions contained herein shall not in any way be affected, prejudiced or disturbed thereby.

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

     20. REMEDIES. In the event that any of the representations and warranties of Owner contained herein shall not be true or correct, or if Owner fails to perform all of its obligations and this Option Agreement for any reason other than by reason of Optionee's default hereunder, Owner shall be in default hereunder and Optionee shall be entitled to any remedy available at law or in equity.

     21. ASSIGNABLE BY OPTIONEE. Optionee may not transfer, assign, convey or sell any rights of Optionee under the Option Agreement without the prior written consent of Owner, provided, however, that Optionee shall have the right to assign the Option Agreement without Owner's consent to (i) any assignee of the Lease, (ii) any affiliate of Optionee or Metal Management, Inc., (iii) any financial institution (for collateral purposes or otherwise), or (iv) in connection with a financing arrangement for the Property. Optionee shall promptly notify Owner of any assignment of Optionee's rights hereunder.

                                      11

     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.


WITNESSES:                                  OWNER:

/s/ Jeremy Stonehill
----------------------------------          AEROSPACE METALS, INC., a
Print Name: Jeremy Stonehill                Connecticut corporation
           -----------------------

/s/ Hugh P. McGee, Jr.                      By: /s/ Michael Suisman
----------------------------------             ------------------------------
Print Name: Hugh P. McGee Jr.               Name: Michael Suisman
           -----------------------          Title: Chief Executive Officer



WITNESSES:                                  OPTIONEE:

/s/ Jeremy Stonehill
----------------------------------          AMI ACQUISITION CO., a Delaware
Print Name: Jeremy Stonehill                corporation
           -----------------------


/s/ Hugh P. McGee, Jr.                      By: /s/ Gerard M. Jacobs
----------------------------------             ------------------------------
Print Name: Hugh P. McGee, Jr.              Name: Gerard M. Jacobs
           -----------------------          Title: President













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


STATE OF _____________________)
                              ) SS
COUNTY OF ____________________)


     I the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that Michael Suisman, personally known to me to be the Chief Executive Officer of Aerospace Metals, Inc., a Connecticut corporation, and known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Chief Executive Officer, he signed and delivered the said instrument, pursuant to authority given by the Board of Directors of said corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this ________ day of _____________, 1998.

                                                   -------------------------
                                                          Notary Public

My commission expires:


----------------------------

STATE OF                    )
        --------------------
                            ) SS
COUNTY OF
        --------------------)


     I the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that Gerard M. Jacobs, personally known to me to be the President of AMI Acquisition Co., a Delaware corporation, and known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer, he signed and delivered the said instrument, pursuant to authority given by the Board of Directors of said corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this _______ day of ____________, 1998.

                                                   -------------------------
                                                          Notary Public

My commission expires:


----------------------------

                                  EXHIBIT A

                              Legal Description

Two certain pieces or parcels of land situated in the City and County of Hartford and State of Connecticut, described as follows:

FIRST PIECE:

     A certain piece or parcel of land with the building and improvements thereon known as 500 Flatbush Avenue, more particularly bounded and described as follows:

Beginning at a point at the intersection of the northwesterly line of Flatbush Avenue and the westerly line of land now or formerly of the State of Connecticut, which point is the southeasterly corner of the premises; thence running southwesterly along said northwesterly line of Flatbush Avenue a distance of 122.23 feet to an angle point; thence continuing southwesterly along Flatbush Avenue a distance of 73.385 feet to a point; thence running northerly along land now or formerly of Harsco Corp. a distance of 126.37 feet to a point; thence running northwesterly along said land now or formerly of Harsco Corp. a distance of 62.55 feet to a point; thence running northerly along said land now or formerly of Harsco Corp. a distance of 205.18 feet to a point; thence running northwesterly along said land now or formerly of Harsco Corp. a distance of 181.5 feet to a point; thence running northeasterly along land now or formerly of the New York, New Haven and Hartford Railroad Company a distance of 110 feet to a point; thence continuing northeasterly along land now or formerly of said Railroad Company a distance of 146.22 feet to an angle point; thence continuing northeasterly along land now or formerly of said Railroad Company a distance of 136 feet, more or less, to an angle point; thence continuing northeasterly along land now or formerly of said Railroad Company a distance of 1595 feet, more or less to a point; thence running southeasterly along land now or formerly of said Railroad Company a distance of 28 feet to a point; thence running northeasterly along land now or formerly of said Railroad Company a distance of 266 feet, more or less, to a point; thence running in a northeasterly, southeasterly, southerly, southwesterly, southerly and southwesterly direction along land now or formerly of the State of Connecticut a distance of 2680 feet, more or less, to the point and place of beginning.

Together with the rights reserved by Michael Suisman, et. al. in Agreements dated June 18, 1959 and April 19, 1962 and recorded in Volume 1028, Page 296 and Volume 1112, Page 686, respectively, of the Hartford Land Records.

Together with the rights of Michael Suisman et. al., excepted, retained, and/or agreed upon in instruments recorded in Volume 1099, Page 173, Volume 1111, Page 107 and Volume 1112, Page 676 of the Hartford Land Records.

SECOND PIECE:

     A certain piece or parcel of land with the buildings and improvements thereon known as 173 and 201 Bartholomew Avenue, more particularly bounded and described as follows:

Beginning at the northernmost point of said parcel, at the intersection of land now or formerly of the New York, New Haven and Hartford Railroad Company and land now or formerly of Hartford Faience Company; thence running southeasterly along said land now or formerly of the Hartford Faience Company a distance of
420.61 feet to a point; thence running southwesterly along land now or formerly of Harry Phillips, Trustee, et. al. a distance of 239.76 to a point; thence running southeasterly along said land now or formerly of Harry Phillips, Trustee, et. al. a distance of 367.21 feet to a point in the westerly line of Bartholomew Avenue; thence running southerly along Bartholomew Avenue a distance of 8.52 feet to a point; thence deflecting southwesterly along land now or formerly of H. Bixon & Sons, a distance of 280 feet to a point; thence running southerly along said land of H. Bixon & Sons, a distance of 80 feet, more or less, to a point; thence running southwesterly along land now or formerly of the State of Connecticut a distance of 478 feet to a point; thence running westerly along said land now or formerly of the State of Connecticut a distance of 150 feet, more or less, to a point; thence running southwesterly along said land now or formerly of the State of Connecticut a distance of 87 feet, more or less, to a point; thence running westerly along said land now or formerly of the State of Connecticut a distance of 203 feet, more or less, to a point; thence running northeasterly along land now or formerly of the New York, New Haven and Hartford Railroad Company a distance of 290.21 feet, more or less, to a point; thence deflecting northeasterly along land now or formerly of said Railroad Company a distance of 553.36 feet to a point; thence running southeasterly along land now or formerly of said Railroad Company a distance of
25.92 feet to a point; thence running northerly along land now or formerly of said Railroad Company a distance of 42.38 feet to a point; thence running northwesterly along land now or formerly of said Railroad Company a distance of
30.27 feet to a point; thence deflecting northwesterly along land now or formerly of Railroad Company a distance of 16.69 feet to a point; thence running northeasterly along land now or formerly of said Railroad Company a distance of 279.08 feet to the point and place of beginning.

Together with the right and privilege to install, construct and maintain pipes, mains, and conduits for gas, water, sewage, and electrical current granted in a deed dated March 19, 1942 and recorded in Volume 750, Page 509 of the Hartford Land Records.

Together with the rights of Suisman & Blumenthal, Inc. excepted, retained and/or agreed upon in instruments recorded in Volume 1097, Page 314, Volume 1111, Page 104 and Volume 1112, Page 672 of the Hartford Land Records.

Together with the rights reserved in a deed from Suisman & Blumenthal, Inc. to
H. Bixon & Sons dated August 17, 1983 and recorded in Volume 2105, Page 244 of the Hartford Land Records.

                                  EXHIBIT B
                         SALE AND PURCHASE AGREEMENT

     THIS SALE AND PURCHASE AGREEMENT ("Agreement") has been entered into by Aerospace Metals, Inc., a Connecticut corporation ("Seller"), and AMI Acquisition Co., a Delaware corporation ("Purchaser"), in furtherance of that certain Option Agreement (the "Option Agreement") to which this Agreement is attached. The parties hereby agree as follows:

     1. Agreement to Sell and Purchase. Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer and convey to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, the Property (as defined in the Option Agreement).

     2. Purchase Price and Closing. The Purchase Price shall be the amount determined in accordance with the Option Agreement. Within seven (7) days after Purchaser's receipt of an executed copy of this Agreement from Seller, Purchaser shall deposit with Escrowee (as hereinafter defined) the sum of Ten Thousand and No/100 Dollars ($10,000.00) as earnest money to be applied against the Purchase Price. The Purchase Price, plus or minus prorations and adjustments as provided herein, shall be paid by Purchaser to Seller in immediately available funds by cashier's check, certified check, or bank wire transfer at the closing of the transaction contemplated by this Agreement. The earnest money shall be held by First American Title Insurance Company ("Escrowee") in a strict joint order escrow for the mutual benefit of the parties. The closing ("Closing") shall occur at a time mutually agreed upon by the parties but in no event later than forty-five (45) days after the Exercise Date (as defined in the Option Agreement) or on the date, if any, to which such time is extended for determining the fair market value of the Property to be used in calculating the Purchase Price as provided in the Option Agreement, or as provided hereinafter.

     3. Representations and Warranties.

     Seller and Purchaser agree that all representations and warranties provided for in the Option Agreement shall be deemed remade as of the Exercise Date and the Closing Date. The representations and warranties contained herein shall survive and shall not merge with this Agreement or the deed conveying the Property. In the event Seller notifies Purchaser or Purchaser receives notice of any condition or other matter relating to the Property which is unsatisfactory to Purchaser or if any representation or warranty of Seller, through no act, omission or fault of Seller, is no longer true and accurate as of the Closing Date, then Purchaser, at its sole election, shall have the right to: (i) close the transaction hereunder and allow Seller to omit such inaccurate representation and warranty from the terms of this Agreement, or
(ii) terminate this Agreement.

     The Asset Purchase Agreement by and among Seller, Aerospace Parts Security, Inc., the Suisman Titanium Corporation, Michael Suisman, Metal Management, Inc. and Purchaser (the "Asset Purchase Agreement") contains detailed provisions regarding the respective obligations of the parties regarding Environmental Conditions (as defined in the Asset Purchase Agreement), the Remediation (as defined in the Asset Purchase Agreement) of such Environmental Conditions and any post-Remediation monitoring or natural attenuation monitoring. Notwithstanding anything contained herein to the contrary, the consummation of this Agreement and conveyance of the Property to Purchaser shall not reduce, alter or otherwise abrogate any of Seller's Remediation or post-Remediation or natural attenuation monitoring obligations under the Asset Purchase Agreement.

     4. Title Evidence. Survey and Other Searches.

        (a) Purchaser, at Purchaser's cost and expense, may obtain prior to
     Closing:

            (i) A commitment for an owner's title insurance policy from a title company in the amount of the purchase price, covering title to the Property and verifying that fee simple title to the Property is vested in Seller, subject only to the Permitted Exceptions (as defined in the Option Agreement).

            (ii) A survey of the Land, certified by a licensed surveyor in the State of Connecticut. Such survey shall show all improvements on the Land, all easements, rights of way and building lines affecting the Land and shall verify that none of the following conditions exists (collectively, "Survey Defects"): (x) encroachments by the improvements over the lot lines, building lines, easements or rights of way, (y) encroachments by improvements on adjoining properties onto the Land, or
        (z) other survey defects exist that are unacceptable by Purchaser in Purchaser's sole discretion (collectively, "Survey Defects").

            (iii) Searches of such records as Purchaser deems necessary confirming the absence of security interests, judgments, tax liens and bankruptcy proceedings affecting Seller's interest in the Property.

        (b) If the title commitment, record searches or survey disclose either unpermitted exceptions (i.e., any exception to title other than Permitted Exceptions), Survey Defects or other matters that render title unmarketable, Seller, at Seller's sole cost and expense, shall have thirty
     (30) days after notice from Purchaser to Seller of such unpermitted exceptions, Survey Defects or other matters that render title unmarketable, to have such unpermitted exceptions, Survey Defects and other matters either removed or corrected or, at Seller's sole cost and expense, to have the title insurer commit to insure against loss or damage that may be occasioned by such unpermitted exceptions or Survey Defects and, in such event, the time of Closing shall be thirty-five (35) days after delivery of the commitment or the time specified in Paragraph 2, whichever is later. If Seller fails to have the unpermitted exceptions removed or to correct any Survey Defects or have the title insurer commit to insure against loss or damage that may be occasioned by such unpermitted exceptions or Survey Defects, within the specified time, Purchaser may terminate this Agreement or may elect, upon notice to Seller to take title as it then is with the right to deduct from the Purchase Price liens, encumbrances or other unpermitted exceptions that can be quantified to a definite or ascertainable amount or to require Seller's compliance with the title requirements (excluding Survey Defects), in which event Purchaser shall have all its remedies at both law and at equity.

        5. Prorations, Adjustments and Expenses.

        (a) The Purchase Price for the Property is subject to prorations and adjustments to be determined as of 12:01 a.m. on the date of the Closing. All items of expense or receipt shall be prorated between the parties hereto as of the Closing. Real estate taxes shall be adjusted on a uniform fiscal year basis as paid or payable in advance.

        (b) Seller shall pay all state, county, and municipal transfer, conveyance and documentary taxes.

        (c) Purchaser shall pay the recording fees for recording the deed to the Purchaser.

        (d) The title company's closing charges and fees shall be shared equally.

        (e) This transaction shall be closed through an escrow with the Escrowee/title company, in accordance with the general provisions of the usual form of deed and money escrow agreement then in use by such title company, with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price and delivery of the deed shall be made through the escrow. The date of the escrow disbursement shall be deemed the date of closing for all purposes of this Agreement. At the election of Seller or Purchaser, the transaction may be closed by means of a so-called New York Style Closing, with the concurrent delivery of the documents of title, transfer of interest, delivery of the owner's title policy and the payment of the Purchase Price. Seller shall provide any undertaking (the "Gap Undertaking") to the title insurer necessary to the New York Style Closing.

        6. Closing Deliveries.

        The transaction contemplated hereby shall close on the date of Closing at the offices of the Escrowee or at such other date and place as the parties may mutually agree at a time agreed on by the parties.

        (a) On the date of Closing, Seller shall deliver to the Escrowee for deposit into the escrow, the following closing documents, all duly executed and acknowledged and in recordable form as appropriate, each of which shall be in form and substance acceptable to counsel for Purchaser:

           (i) a warranty deed conveying good and marketable fee simple title to the Property, and all easements and other rights appurtenant thereto, to Purchaser or its designee, subject only to Permitted Exceptions;

           (ii) such other documents and instruments as are required to transfer Seller's interest in the Property as required by the title company or any laws or regulations;

           (iii) an executed certification by Seller as of the date of Closing reaffirming its representations and warranties set forth in the Option Agreement;

           (iv) an affidavit of non-foreign status of Seller as in the form attached hereto as Exhibit A;

           (v) such information about Seller required by escrowee or Purchaser which is required for federal, state or local income tax information recording purposes;

           (vi) an Owner's Affidavit in the form required by the title company;

           (vii)  the Gap Undertaking;

           (viii) any required documentary or transfer tax declaration; and

           (ix)   Connecticut Transfer Act Disclosure document.

        (b) On the Closing Date, Purchaser shall deliver to the Escrowee for deposit into the escrow, the following items:

           (i)    the balance of the Purchase Price;

           (ii)   Owner's Affidavit; and

           (iii)  any required documentary or transfer stamp declaration.

        (c) Seller and Purchaser shall jointly deposit into the escrow or deliver to each other at Closing and agreed proration statement fully executed by the respective parties.

        (d) Purchaser and Seller shall cooperate in the filing of the appropriate forms with the Connecticut Department of Environmental Protection ("DEP") pursuant to the provisions of Connecticut General Statutes Section 22a-134 et. seq. (the "Transfer Act"). If a Form III or Form IV is required, due in whole or in part to Discharges or Releases of Hazardous Substances for which Purchaser is responsible under the Asset Purchase Agreement or the Lease, Purchaser shall act as the certifying party with respect to the

     Transfer Act in connection with the transaction; provided, however, that if there also exists an Environmental Condition which is the obligation of Seller pursuant to the Asset Purchase Agreement or the Lease, Seller shall execute an agreement to indemnify, defend and save harmless Purchaser from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation, attorneys' fees, which may be imposed upon or incurred by Purchaser for such Discharges or Releases of Hazardous Substances for which Seller is responsible under the Asset Purchase Agreement or the Lease (without in any way limiting, reducing or superseding the indemnification provided in the Asset Purchase Agreement) and provided, further, that notwithstanding the foregoing, Purchaser, at its option, may postpone the Closing for up to one (1) year after the date the Environmental Condition is remediated. If a Form II is the appropriate form to be filed, or if a Form IV is required due solely to Discharges or Releases of Hazardous Substances that occurred prior to the Closing Date or for which Seller is otherwise responsible under the Asset Purchase Agreement, Seller shall prepare, act as the certifying party under and file such Form. If post-remediation monitoring or natural attenuation monitoring is required as a result of Discharges or Releases of Hazardous Substances that occurred prior to the Closing Date under the Asset Purchase Agreement, it shall be the responsibility of the Seller to conduct such monitoring. If further remediation of Hazardous Substances existing on or emanating from the Land prior to the Closing Date under the Asset Purchase Agreement is necessary based upon the results of such monitoring, the Seller shall take such further action to remediate the Land in accordance with the Remediation Standards.

     7. Fire Damage and Condemnation.

        (a) In the event that prior to the Closing, any portion of the Property shall be damaged or destroyed by fire or other casualty, Purchaser shall have the right to terminate this Agreement within twenty (20) days after receiving the adjuster's estimate of repair. In the event that Purchaser shall not elect to terminate this Agreement pursuant to this Paragraph 7(a), the sale contemplated hereby shall close as scheduled and Seller shall pay over or assign to Purchaser all insurance proceeds recovered or recoverable on account of such damage or destruction and shall execute and deliver to Purchaser such other and further documents as Purchaser may reasonably request to perfect its interest in and to collect such proceeds.

        (b) In the event that prior to the Closing written notice shall be received by Seller of any action, suit or proceeding to condemn or take all or any part of the Property under the power of eminent domain, Seller shall promptly send written notice thereof to Purchaser and Purchaser shall have the right by written notice to Seller given within twenty (20) days after receiving Seller's notice to (i) terminate this Agreement, or
     (ii) postpone the Closing until the amount of the condemnation award is ascertainable, whereupon Purchaser may then elect by written notice to Seller given within twenty (20) days after the date the condemnation award is ascertainable to terminate this Agreement, provided, that in the event Purchaser does not give Seller such notice of termination, the

     Closing shall be thirty (30) days after the date the condemnation award is ascertainable. In the event Purchaser shall not elect to terminate this Agreement pursuant to this Paragraph 7(b), Purchaser shall receive an absolute assignment at the Closing of the entire proceeds of such condemnation award and any rights of Seller in connection with the condemnation (or a credit against the Purchase Price if the condemnation has been concluded prior to Closing) and Seller shall convey the Property subject to the condemnation proceeding or less the part so taken, as the case may be.

     8. Failure to Close; Default. The following provisions shall govern the rights of the parties in the event the transaction contemplated hereby fails to close pursuant to the terms hereof:

        (a) In the event either Seller or Purchaser has terminated this Agreement pursuant to a right to do so contained herein and neither party is in default hereunder (a "Permitted Termination"), the earnest money shall be immediately returned to Purchaser and this Agreement shall be of no further force or effect, and neither party hereto shall have any further obligation or liability to the other.

        (b) In the event any of the representations and warranties of Seller contained herein shall not be true and correct in all material respects, or if Seller fails to perform all of its obligations under this Agreement for any reason, except for a Permitted Termination or by reason of a default on the part of Purchaser, Seller shall be in default under this Agreement and the earnest money shall be returned to Purchaser and Purchaser shall be entitled to any rights or remedies available at law or in equity.

        (c) In the event Purchaser fails to perform all of its obligations under this Agreement for any reason, except for a Permitted Termination or by reason of a default on the part of Seller, Purchaser shall be in default under this Agreement and Seller shall be entitled, upon providing Purchaser with written notice of such default and reasonable time to cure same, as Seller's sole an exclusive remedy, to terminate this Agreement and Seller shall be reimbursed by Purchaser for all out-of-pocket expenses actually incurred by Seller up to a maximum amount of $10,000.00. The earnest money deposit shall be refunded to Purchaser less the amount of such out-of-pocket expenses actually incurred. Seller shall be entitled to no other remedy at law or in equity.

     Both Seller and Purchaser acknowledge and agree that the foregoing provisions are reasonable in light of the intent of the parties and the circumstances surrounding the execution of this Agreement, and they hereby expressly agree that their respective rights and remedies shall be limited as hereinabove set forth.

     9. Notices. Any notices or other communications required or desired to be served, given or delivered under the terms of this Agreement shall be sent and deemed received in accordance with Section 8 of the Option Agreement.

        10. Assignment. Purchaser may not assign any of its rights under this Agreement without the prior written consent of Seller, provided, however, that Purchaser shall have the right to assign this Agreement without Seller's consent to (i) any assignee of the Lease, (ii) any affiliate of Purchaser or Metal Management, Inc., (iii) any financial institution (for collateral purposes or otherwise), or (iv) in connection with a financing arrangement for the Property. Purchaser shall promptly notify Seller of any assignment of Purchaser's rights hereunder.

        11. Costs of Enforcement. In the event any action or proceeding is brought in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to have all of its court costs, attorneys' and paralegals' fees and expenses, expenditures for documentary and expert evidence, stenographer's charges and all other costs and expenses incurred in connection with such action or proceeding paid or reimbursed by the non-prevailing party in such action or proceeding.

        12. Binding Effect. This Agreement shall survive the Closing and be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        13. Entire Agreement. This Agreement, including the attached exhibits, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and cannot be changed, altered, or modified except by their subsequent written agreement signed by the party against whom the enforcement of any such change, alteration or modification is being sought.

        14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

        15. Time. Time is of the essence of this Agreement and each and every provision hereof. If the performance of any obligation required hereunder or the last day of any time period determined in accordance with the terms and provisions of this Agreement is to occur on a Saturday, Sunday or legal holiday under the laws of the State of Connecticut, then the day on which the performance of any such obligation is to occur or the last day of any such time period, as the case may be, shall be extended to the next succeeding business day.

        16. Construction. This Agreement shall not be construed more strictly against one party hereto than against the other party merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties. It is understood and recognized that both parties have contributed substantially and materially to the preparation of this Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Option Agreement.

        17. Severability. In the event any of the covenants, agreements, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms and provisions contained herein shall not in any way be affected, prejudiced or disturbed thereby.

        18. Headings. The subject headings of the paragraphs contained herein are for convenience of reference only, and shall not affect the construction or interpretation of any of the provisions contained herein.

        19. Counterparts. This Agreement may be executed in any number of counterparts, any or all of which may contain the signature of only one of the parties, and all of which shall be construed together as a single instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:                                  OWNER:


----------------------------------          AEROSPACE METALS, INC., a
Print Name:                                 Connecticut corporation
           -----------------------

                                            By:
----------------------------------             ------------------------------
Print Name:                                 Name: Michael Suisman
           -----------------------          Title: Chief Executive Officer



WITNESSES:                                  OPTIONEE:


----------------------------------          AMI ACQUISITION CO., a Delaware
Print Name:                                 corporation
           -----------------------


                                            By:
----------------------------------             ------------------------------
Print Name:                                 Name: Gerard M. Jacobs
           -----------------------          Title: President

STATE OF _____________________)
                              ) SS
COUNTY OF ____________________)


     I the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that Michael Suisman, personally known to me to be the Chief Executive Officer of Aerospace Metals, Inc., a Connecticut corporation, and known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Chief Executive Officer, he signed and delivered the said instrument, pursuant to authority given by the Board of Directors of said corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this ________ day of _____________, 1998.

                                                   -------------------------
                                                          Notary Public

My commission expires:


----------------------------

STATE OF                    )
        --------------------
                            ) SS
COUNTY OF
        --------------------)


     I the undersigned, a Notary Public, in and for the County and State aforesaid, DO HEREBY CERTIFY, that Gerard M. Jacobs, personally known to me to be the President of AMI Acquisition Co., a Delaware corporation, and known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such officer, he signed and delivered the said instrument, pursuant to authority given by the Board of Directors of said corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     Given under my hand and official seal, this _______ day of ____________, 1998.

                                                   -------------------------
                                                          Notary Public

My commission expires:


----------------------------

                                  EXHIBIT A
                                  Affidavit

TO:  AMI Acquisition Co.
     c/o Metal Management, Inc.
     500 North Dearborn Street, Suite 405
     Chicago, Illinois 60610
     Attention: Chief Executive Officer


     Section 1445 of the Internal Revenue Code (hereinafter called the "Code") provides that a transferee (buyer) of a United States real property interest (as defined in the Code) must withhold tax if the transferor (seller) is a foreign person. As required by the Internal Revenue Service and to inform you, the transferee, that withholding of tax is not required upon the disposition of a United States real property interest by Aerospace Metals, Inc., a Connecticut corporation (hereinafter called the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

        1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

        2. The Transferor's United States employer identification number
     is            ; and

        3. The Transferor's office address is                    .

     The Transferor understands that this affidavit, or a copy thereof, may be disclosed to the Internal Revenue Service by you, and the Transferor grants permission for such disclosure. I further understand that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this affidavit and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

                                        AEROSPACE METALS, INC., a Connecticut
                                        corporation

                                        By:
                                           -------------------------
                                        Name:
                                             -----------------------
                                        Title:
                                              ----------------------

Subscribed and Sworn to
before me this ____ day
of _____________, 19__.


-----------------------
   Notary Public

                                  EXHIBIT C

                             Permitted Exceptions

     1. Any state of facts which an accurate survey or personal inspection of the premises would disclose.

     2. Taxes on the List of October 1, 1996 as follows:

        a. 500 Flatbush Avenue: $133,659.06/year; First half paid, second half due January 1, 1998.

        b. 173 Bartholomew Avenue: $26,187.27/year; First quarter paid, second quarter paid, third and fourth quarters due January 1, 1998 and April 1, 1998, respectively.

        c. 201 Bartholomew Avenue $11,643.18/year, First quarter paid, second quarter paid, third and fourth quarters due January 1, 1998 and April 1, 1998, respectively.

     3. Existing drainage conditions.

     4. Effect, if any of Certificate of Compliance (with Order No. 3677) dated September 22, 1994 and recorded in Volume 3519, Page 32 of the Hartford Land Records.

     5. Consent Order No. WC4921 of the Commissioner of Environmental Protection dated February 16, 1990 and recorded in Volume 3044, Page 307 of the Hartford Land Records (500 Flatbush Avenue only).

     6. Special Exception recorded March 24, 1976 in Volume 1509, Page 178 of the Hartford Land Records (500 Flatbush Avenue only).

     7. Special Exception recorded September 26, 1977 in Volume 1590, Page 218 of the Hartford Land Records (500 Flatbush Avenue only).

     8. Rights acquired by the City of Hartford in a deed from Suisman & Blumenthal, Incorporated dated October 17, 1973 and recorded in Volume 1537, Page 255 of the Hartford Land Records (500 Flatbush Avenue only).

     9. Right to maintain crossarms and wires and agreement to construct, maintain and assume the expense of constructing and maintaining a fence contained in a deed dated July 23, 1951 and recorded in Volume 888, Page 130 of the Hartford Land Records (500 Flatbush Avenue only).

     10. Rights and agreements contained in a deed dated June 11, 1963 and recorded in Volume 1106, Page 546 of the Hartford Land Records, as modified by a Quit-Claim Deed dated August 9, 1967 and recorded in Volume 1187, Page 365 of said Land Records (500 Flatbush Avenue only).

     11. Agreement dated June 18, 1959 and recorded in Volume 1028, Page 296 of the Hartford Land Records, as modified and amended by Agreement dated April 19, 1962 and recorded in Volume 1112, Page 686 of said Land Records (500 Flatbush Avenue only).

     12. Water Main Caveat in favor of the Water Bureau of the Metropolitan District dated June 12, 1950 and recorded in Volume 865, Page 81 of the Hartford Land Records (500 Flatbush Avenue only).

     13. Rights taken by the State of Connecticut in a Certificate of Taking dated February 14, 1963 and recorded in Volume 1099, Page 173 of the Hartford Land Records; See Quit-Claim Deed dated September 17, 1963 and recorded in Volume 1111, Page 107 of said Land Records; See also Agreement dated September 17, 1963 and recorded in Volume 1112, Page 676 of said Land Records (500 Flatbush Avenue only).

     14. Easement in favor of the Hartford Electric Light Company dated February 4, 1971 and recorded in Volume 1264, Page 266 of the Hartford Land Records (500 Flatbush Avenue only).

     15. Rights and Agreement described and contained in a deed dated October 5, 1950 and recorded in Volume 872, Page 485 of the Hartford Land Records (Bartholomew Avenue only).

     16. Reservation and Agreement contained in a deed dated April 15, 1952 and recorded in Volume 899, Page 544 of the Hartford Land Records (Bartholomew Avenue only).

     17. Rights and Agreement described and contained in a deed dated December 5, 1957 and recorded in Volume 1002, Page 468 of the Hartford Land Records (Bartholomew Avenue only).

     18. Rights of access taken by the State of Connecticut in a Certificate of Taking dated January 10, 1963 and recorded in Volume 1097, Page 314 of the Hartford Land Records; See Quit-Claim Deed dated September 12, 1963 and recorded in Volume 1111, Page 104 of said Land Records; See also Agreement dated September 12, 1963 and recorded in Volume 1112, Page 672 of said Land Records (Bartholomew Avenue only).

     19. Possible effect of License in favor of the City of Hartford dated April 12, 1900 and recorded in Volume 276, Page 506 of the Hartford Land Records (Bartholomew Avenue only).

     20. Provisions contained in a deed from Suisman & Blumenthal, Incorporated to H. Bixon & Sons dated August 17, 1983 and recorded in Volume 2105, Page 244 of the Hartford Land Records (affect rights appurtenant to the Bartholomew Avenue property).

     21. Possible effect of the right to use a 45 foot wide right of way granted in a deed dated April 11, 1935 and recorded in Volume 703, Page 651 of the Hartford Land Records (may affect the rights reserved in a deed recorded in Volume 2105, Page 244 of said Land Records; Bartholomew Avenue).

     22. A perpetual right of drainage as set forth in a warranty deed dated January 28, 1964 and recorded in Volume 1116, Page 479 on the Hartford Land Records.

                                  EXHIBIT D

                NOTICE OF LEASE AND NOTICE OF PURCHASE OPTION

     THIS NOTICE OF LEASE AND NOTICE OF PURCHASE OPTION dated as of the 20th day of January, 1998, by and between AEROSPACE METALS, INC., a Connecticut corporation ("Landlord"), and AMI ACQUISITION CO., a Delaware corporation ("Tenant").

                             W I T N E S S E T H:

     Pursuant to Section 47-19 of the Connecticut General Statutes, notice is hereby given that the Landlord and the Tenant have entered into a Lease containing in part the following terms.

     1. PARTIES.

        Landlord:            Aerospace Metals, Inc.
                             c/o Michael Suisman
                             48 Orchard Road
                             West Hartford, Connecticut 06117

        Tenant:              AMI Acquisition Co.
                             c/o Metal Management, Inc.
                             500 North Dearborn Street
                             Suite 405
                             Chicago, Illinois 60610
                             Attn: Chief Executive Officer

     2. EXECUTION. The Lease was executed on January 20, 1998.

     3. TERM. The initial term of the Lease commenced on January 20, 1998 and will expire on January 19, 2008 ("Initial Term")

     4. DEMISED PREMISES. The demised premises are described in Exhibit A attached hereto and made a part hereof.

     5. RENEWALS OR EXTENSIONS. The Lease provides for the following rights of extension or renewal for consecutive terms as follows: (i) commencing on the expiration date of the Initial Term and expiring five (5) years thereafter ("First Extension Period"), (ii) commencing on the expiration date of the First Extension Period and expiring five (5) years thereafter ("Second Extension Period"), and (iii) commencing on the expiration date of the Second Extension Period and expiring fifty-nine (59) months thereafter.

     7. LEASE ON FILE. Copies of the Lease are on file at the offices of the Landlord and Tenant at the addresses set forth above.

     IN WITNESS WHEREOF, the parties have executed this Notice of Lease and Notice of Purchase Option on the date first above written.

WITNESSES:                                  LANDLORD:

/s/ Jeremy Stonehill
----------------------------------          AEROSPACE METALS, INC., a
Print Name: Jeremy Stonehill                Connecticut corporation
           -----------------------

/s/ Hugh P. McGee Jr.                       By: /s/ Michael Suisman
----------------------------------             ------------------------------
Print Name: Hugh P. McGee Jr.               Name: Michael Suisman
           -----------------------          Title: Chief Executive Officer



WITNESSES:                                  TENANT:

/s/ Jeremy Stonehill
----------------------------------          AMI ACQUISITION CO., a Delaware
Print Name: Jeremy Stonehill                corporation
           -----------------------


/s/ Hugh P. McGee Jr.                       By: /s/ Gerard M. Jacobs
----------------------------------             ------------------------------
Print Name: Hugh P. McGee Jr.               Name: Gerard M. Jacobs
           -----------------------          Title: President

     STATE OF ILLINOIS    IL     :
                      -----------
                                 : ss                           January 20, l998
     COUNTY OF COOK     COOK     :
                   --------------

        The foregoing instrument was acknowledged before me this 20th day of January by Michael Suisman, the Chief Executive Officer of AEROSPACE METALS, INC., a Connecticut corporation, on behalf of the corporation.



         "OFFICIAL SEAL"                          /s/ SCOTT D. FEHLAN
         SCOTT D. FEHLAN               ----------------------------------------
  NOTARY PUBLIC, STATE OF ILLINOIS     Notary Public
   MY COMMISSION EXPIRES 2/22/99       My Commission Expires
                                       Commissioner of the Superior Court



STATE OF ILLINOIS       :
                        : ss.                                   January 20, 1998
COUNTY OF COOK          :

        The foregoing instrument was acknowledged before me this 20th day of January by Gerard M. Jacobs, the President of AMI ACQUISITION CO., a Delaware corporation, on behalf of the corporation.


         "OFFICIAL SEAL"                          /s/ SCOTT D. FEHLAN
         SCOTT D. FEHLAN               ----------------------------------------
  NOTARY PUBLIC, STATE OF ILLINOIS     Notary Public
   MY COMMISSION EXPIRES 2/22/99       My Commission Expires:
                                       Commissioner of the Superior Court



                                      3